Exhibit 99.1

November 19, 2021

Stockholders of Echo Global Logistics Approve Merger with an affiliate of The Jordan Company

CHICAGO, IL, November 19, 2021 – Echo Global Logistics, Inc. (Nasdaq: ECHO) (“Echo” or the “Company”), a leading provider of technology-enabled transportation and supply chain management services, today announced that its stockholders approved the proposed merger of Echo and Einstein Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Einstein MidCo, LLC (“Parent”), a Delaware limited liability company and an affiliate of The Jordan Company, L.P., a global private equity firm, pursuant to the Agreement and Plan of Merger, dated as of September 9, 2021 (the “Merger Agreement”), by and among the Company, Merger Sub and Parent. Subject to the terms of the Merger Agreement, at the effective time of the merger, Merger Sub will merge with and into Echo, with Echo surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

Subject to the satisfaction or waiver of the remaining conditions to closing, the Merger is expected to close on November 23, 2021.

About Echo Global Logistics

Echo Global Logistics, Inc. (Nasdaq: ECHO) is a leading Fortune 1000 provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including truckload, partial truckload, LTL, intermodal, and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 50,000 transportation providers to serve 35,000 clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.

About The Jordan Company

The Jordan Company (“TJC”), founded in 1982, is a middle-market private equity firm that has managed funds with original capital commitments in excess of $17 billion since 1987 and a 39-year track record of investing in and contributing to the growth of many businesses across a wide range of industries, including Consumer & Healthcare; Industrials; Technology, Telecom & Utility; and Transportation & Logistics. The senior investment team has been investing together for over 20 years and it is supported by the Operations Management Group, which was established in 1988 to initiate and support operational improvements in portfolio companies. Headquartered in New York, TJC also has offices in Chicago and Stamford. For more information, please visit www.thejordancomapny.com.

Forward-Looking Statements

All statements made in this release, other than statements of historical fact, are or may be deemed to be forward-looking statements. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. These statements are based on current plans and expectations of Echo Global Logistics, Inc. and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of Echo may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) Echo may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Echo’s stockholders will cease to have any equity interest in Echo and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Echo are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

ECHO: Earnings, Corporate

INVESTOR RELATIONS CONTACTS:

Pete Rogers

Chief Financial Officer

Echo Global Logistics

312-676-4584

Zach Jecklin

SVP of Strategy

Echo Global Logistics

312-784-2046

MEDIA CONTACT:

Christopher Clemmensen

SVP of Marketing

Echo Global Logistics

312-784-2132